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                                                                 EX-99.g.1.d

The Chase Manhattan Bank
4 New York Plaza
New York, NY 10004-2413


April 28, 2000


The Brinson Funds
209 South LaSalle Street
Chicago, IL  60604

Re:  Amendment to Multiple Services Agreement effective May 9, 1997
     - Addition of Global Biotech Fund, U.S. Real Estate Equity Fund, U.S. Value
     ---------------------------------------------------------------------------
     Equity Fund, Global Technology Fund and U.S. Small Cap Equity Fund
     ------------------------------------------------------------------

Dear Sirs:

We refer to the Multiple Services Agreement, effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company, which was succeeded by The Chase Manhattan Bank, and The Brinson Funds.

  The parties hereby agree as follows:

     1. "Schedule B1 - List of Series of The Brinson Funds" is replaced in its entirety with "Schedule B1 - List of Series of The Brinson Funds, as amended on April 28, 2000," attached hereto.

     2. "Schedule F - Fee Schedule for The Brinson Funds" is replaced in its entirety with "Schedule F - Fee Schedule for The Brinson Funds, as amended on April 28, 2000," attached hereto.

The MSA, as amended by this letter amendment, shall continue in full force and effect.

  Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Richard Weinhart, The Chase Manhattan Bank, Third Floor, 4 New York Plaza, New York, NY 10004-2413.



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The Brinson Funds
April 28, 2000
Page Two
                                       Very truly yours,

                                       THE CHASE MANHATTAN BANK


                                       By:     /s/ Steven Buck
                                              --------------------------
                                       Name:  Stephen Buck
                                       Title: Principal



Accepted and Agreed:

THE BRINSON FUNDS


By:    /s/ E. Thomas McFarlan
       ----------------------
Name:  E. Thomas McFarlan
Title: President


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                                 SCHEDULE B1
                                 -----------

                     LIST OF SERIES OF THE BRINSON FUNDS
                     -----------------------------------

                          As amended April 28, 2000

  Global Fund
  Global Equity Fund
  Global Technology Fund
  Global Biotech Fund
  Global Bond Fund
  U.S. Balanced Fund
  U.S. Equity Fund
  U.S. Value Equity Fund
  U.S. Large Cap Equity Fund
  U.S. Large Cap Growth Fund
  U.S. Small Cap Equity Fund
  U.S. Small Cap Growth Fund
  U.S. Real Estate Equity Fund
  U.S. Bond Fund
  High Yield Fund
  Emerging Markets Debt Fund
  Global (Ex-U.S.) Equity Fund
  Emerging Markets Equity Fund


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                                  SCHEDULE F
                                  ----------

                      FEE SCHEDULE FOR THE BRINSON FUNDS
                      ----------------------------------

                         as amended on April 28, 2000

               Accounting, Administration, Transfer Agency and
                     Custody Services Annual Fee Schedule

1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer and 5.25 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging markets equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

     There will be an annual fee of $25 for each shareholder account within The Brinson Funds.

     An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within The Brinson Funds, excluding all loads and 12(b)-1 fees:

         Fund                               Expense Cap
         ----                               -----------

         Global Fund                        110 basis points
         Global Equity Fund                 100 basis points
         Global Technology Fund             155 basis points
         Global Biotech Fund                130 basis points
         Global Bond Fund                   90 basis points
         U.S. Balanced Fund                 80 basis points
         U.S. Equity Fund                   80 basis points
         U.S. Value Equity Fund             85 basis points
         U.S. Large Cap Equity Fund         80 basis points
         U.S. Large Cap Growth Fund         80 basis points
         U.S. Small Cap Equity Fund         115 basis points
         U.S. Small Cap Growth Fund         115 basis points
         U.S. Real Estate Equity Fund       105 basis points
         U.S. Bond Fund                     60 basis points
         High Yield Fund                    70 basis points
         Emerging Markets Debt Fund         115 basis points
         Global (Ex-U.S.) Equity Fund       100 basis points
         Emerging Markets Equity Fund       160 basis points


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                                                                      SCHEDULE F
                                                    as amended on April 28, 2000


     NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by Brinson Partners, Inc. Fees are to be charged ONLY where actual non-Brinson Partners, Inc.-sponsored investment company or series securities are held. Assets of a series which are invested in another Brinson Partners, Inc.-sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the 7.50 basis points.

     For purposes of this Schedule F, the "average weekly U.S. assets of the customer" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly non-U.S. assets of the customer" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets equity assets of the customer" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Customer's emerging markets equity funds as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets debt assets of the customer" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Customer's emerging markets debt funds (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.

     Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following.


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                                                                      SCHEDULE F
                                                    as amended on April 28, 2000

     The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

     (1)  taxes;

     (2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

     (3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

     (4)  EDGAR filing fees;

     (5)  independent public accountants;

     (6)  insurance premiums including fidelity bond premiums;

     (7)  outside legal expenses;

     (8)  costs of maintenance of corporate existence;

     (9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

     (10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

     (11) trade association dues and expenses; and

     (12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

     Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.